                                                                    Exhibit 99.1



                                 APW LTD. 401(K) PLAN

                                 Effective July 1, 2000

                                 APW LTD. 401(K) PLAN

                                 TABLE OF CONTENTS
                                 -----------------

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Article        Section                                                      Page
-------        -------                                                      ----
PREAMBLE                                                                     P-1

ARTICLE I

DEFINITION OF TERMS                                                          1-1
     1.01  "Account"                                                         1-1
     1.02  "Affiliated Company"                                              1-1
     1.03  "Anniversary Date"                                                1-1
     1.04  "Annual Addition"                                                 1-1
     1.05  "Beneficiary"                                                     1-2
     1.06  "Break in Service"                                                1-3
     1.07  "Code"                                                            1-4
     1.08  "Committee"                                                       1-4
     1.09  "Company"                                                         1-4
     1.10  "Company Stock Fund"                                              1-4
     1.11  "Disability"                                                      1-4
     1.12  "Eligible Compensation"                                           1-4
     1.13  "Eligible Employee"                                               1-5
     1.14  "ERISA"                                                           1-5
     1.15  "Fund"                                                            1-5
     1.16  "Hours of Service"                                                1-6
     1.17  "Participant"                                                     1-7
     1.18  "Plan"                                                            1-7
     1.19  "Plan Administrator"                                              1-7
     1.20  "Plan Year"                                                       1-7
     1.21  "Retirement Date"                                                 1-7
     1.22  "Trust"                                                           1-7
     1.23  "Trustee"                                                         1-7
     1.24  "Valuation Date"                                                  1-7
     1.25  "Vesting Service"                                                 1-7

ARTICLE II

PLAN PARTICIPATION                                                           2-1
     2.01  Commencement of Participation                                     2-1
     2.02  Transfers to/from Eligible Employee Status                        2-1
     2.03  Rehire After Termination of Employment                            2-1
     2.04  No Guaranty of Employment.                                        2-1

ARTICLE III

CONTRIBUTIONS AND ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                      3-1
     3.01  APW Ltd. Core Contributions                                       3-1
     3.02  Employee Pre-Tax Contributions                                    3-2
     3.03  401(k) Matching Contributions                                     3-2
     3.04  Prior Company Contributions                                       3-4
     3.05  Employee After-Tax Contributions                                  3-4

                                       i
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     3.06  Rollover Contributions                                            3-5
     3.07  Limitations on Annual Additions                                   3-5

ARTICLE IV

VESTING                                                                      4-1
     4.01  Full Vesting Dates                                                4-1
     4.02  Vesting Schedule                                                  4-1
     4.03  Election of Former Vesting Schedule                               4-2
     4.04  Forfeitures                                                       4-2
     4.05  Vesting Credit Following Termination                              4-3

ARTICLE V

INVESTMENT ELECTIONS AND VALUATION OF ACCOUNTS                               5-1
     5.01  Investment Elections                                              5-1
     5.02  Investment Diversification of APW Ltd. Core
             and 401(k) Matching Contributions                               5-1
     5.03  Account Adjustments to Reflect Net Worth of the Trust Fund.       5-2
     5.04  Net Worth                                                         5-2
     5.05  Certain Segregated Accounts                                       5-2
     5.06  Responsibility to Maintain Account Balances                       5-2
     5.07  Participant Loans                                                 5-2

ARTICLE VI

DISTRIBUTIONS                                                                6-1
     6.01  Time of Distribution                                              6-1
     6.02  When Distribution of Accounts Shall Commence                      6-1
     6.03  How Accounts Are To Be Distributed                                6-2
     6.04  Required Distribution Rules                                       6-3
     6.05  Nonalienation of Benefits                                         6-3
     6.06  Procedures on Receipt of a Domestic Relations Order               6-3
     6.07  Payment of Taxes                                                  6-4
     6.08  Incompetent Payee                                                 6-5
     6.09  Effect of Rehire on Distribution of Benefits                      6-5
     6.10  Notice, Place and Manner of Payment                               6-5
     6.11  Source of Benefits                                                6-5
     6.12  Hardship Withdrawals                                              6-5

ARTICLE VII

PLAN ADMINISTRATION                                                          7-1
     7.01  The Administrative Committee                                      7-1
     7.02  Agent For Legal Process                                           7-3
     7.03  Claims Procedures                                                 7-3
     7.04  Records                                                           7-4
     7.05  Correction of Errors                                              7-4
     7.06  Evidence                                                          7-5
     7.07  Bonding                                                           7-5

                                      ii
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     7.08  Waiver of Notice                                                                               7-5
     7.09  Unclaimed Accounts                                                                             7-5
     7.10  USERRA Compliance.                                                                             7-5

ARTICLE VIII

TRUST FUND                                                                                                8-1
     8.01  Composition                                                                                    8-1
     8.02  Compensation, Reimbursement                                                                    8-1
     8.03  No Diversion                                                                                   8-1
     8.04  Funding Policy and Method                                                                      8-2

ARTICLE IX

SPECIAL RULES FOR TOP-HEAVY PLANS                                                                         9-1
     9.01  Definitions of Key Employee                                                                    9-1
     9.02  Aggregation of Plans                                                                           9-1
     9.03  Determination Date                                                                             9-2
     9.04  Present Value of Accrued Benefits In A Defined Contribution Plan                               9-2
     9.05  Adjustments to Present Value of Accrued Benefits                                               9-3
     9.06  Top-Heavy Plan and Super Top-Heavy Plan Definitions and Ratios                                 9-4
     9.07  Adjustments to Plan Provisions If Plan Is Top-Heavy                                            9-4

ARTICLE X

NONDISCRIMINATION REQUIREMENTS                                                                           10-1
     10.01  Special Definitions                                                                          10-1
     10.02  Limitations on Elective Deferrals                                                            10-2
     10.03  Distribution of Excess Contributions                                                         10-3
     10.04  Limitations on Matching Contributions and Employee After-Tax Contributions                   10-5
     10.05  Distribution of Excess Aggregate Contributions                                               10-6
     10.06  Required Reductions for Multiple Use of Alternative Limitation                               10-8

ARTICLE XI

ADOPTION, AMENDMENT, TERMINATION AND MERGER                                                              11-1
     11.01  Adoption of Plan by Additional Company                                                       11-1
     11.02  Amendment                                                                                    11-1
     11.03  Termination                                                                                  11-2
     11.04  Discontinuance of Contributions                                                              11-2
     11.05  Rights Upon Termination, Partial Termination and Discontinuance of Contributions             11-2
     11.06  Deferral of Distributions                                                                    11-2
     11.07  Merger, Consolidation or Transfer of Plan Assets                                             11-3
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                                      iii
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ARTICLE XII

MISCELLANEOUS                                                                                            12-1
     12.01  Responsibility of Insurance Companies                                                        12-1
     12.02  Limitation of Fiduciary Responsibility and Liability                                         12-1
     12.03  Numbers and Genders                                                                          12-1
     12.04  Headings                                                                                     12-1
     12.05  Severability                                                                                 12-1

                             APW LTD. 401(K) PLAN


                                   PREAMBLE
                                   --------


          WHEREAS, Applied Power Inc. has previously established the APW 401(k) Plan; and

          WHEREAS, Applied Power Inc. will spin-off APW Ltd., a Bermuda corporation (the "Company"); and

          WHEREAS, the Company desires to spin-off the retirement plan benefits of the Company employees and establish a retirement plan for the benefit of its eligible employees.

          NOW, THEREFORE, the plan is hereby established
July 1, 2000 as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

          1.01 "Account" shall mean the records of a Participant's interest in
                -------
the Plan, which records shall be created and maintained for each Participant. Separate Accounts will be maintained for each Participant for each of the following types of contributions, and the income, expenses, gains and losses attributable thereto:

          (a)   APW Ltd. Core Contributions pursuant to Section 3.01.
                ---------------------------

          (b)   Employee Pre-Tax Contributions pursuant to Section 3.02.
                ------------------------------

          (c)   401(k) Matching Contributions pursuant to Section 3.03.
                -----------------------------

          (d)   Prior Company Contributions pursuant to Section 3.04.
                ---------------------------

          (e)   Employee After-Tax Contributions pursuant to Section 3.05.
                --------------------------------

          (f)   Rollover Contributions pursuant to Section 3.06.
                ----------------------

          1.02 "Affiliated Company" means each corporation which is included as
                ------------------
a member of a controlled group with the Company, and trades or businesses, whether or not incorporated, which are under common control by or with the Company within the meanings of Sections 414(b) and (c) of the Internal Revenue Code of 1986, or any amendments thereof, except that for purposes of the limitation or Annual Additions, the term shall also include trades or businesses on the basis of a more than 50% test rather than an 80% test. Further, the term shall include any members of the same "affiliated service group" within the meaning of Code Section 414(m) or deemed as such pursuant to Code Section 414(o).

          1.03 "Anniversary Date" means the last day of each Plan Year.
                ----------------

          1.04 "Annual Addition" means with regard to any Participant the sum
                ---------------
of:

          (a)   Company contributions to the Plan for the Plan Year; and

          (b) forfeitures credited to such Participant's Account for the Plan Year; and

          (c)   Participant contributions to the Plan for the Plan Year.

          For purposes of this definition only, "compensation" shall mean the Participant's Eligible Compensation and, unless otherwise required by regulation, includes bonuses, and other taxable payments, and all other amounts specified in IRS Regulations Section 1.415-2(d)(1) but excludes deferred compensation, stock options and other distributions which receive special tax benefits. In computing an "Annual Addition", all of the Company's defined contribution plans (as defined in Section 414(i) of the Code) shall be aggregated.

          1.05 "Beneficiary" means any one or more primary or contingent
                -----------
beneficiaries designated by the Participant to receive any benefits payable under this Plan on or after the Participant's death. Each Participant having an entitlement to benefits under the Plan shall have the right to designate one or more Beneficiaries or contingent Beneficiaries to whom payment of any account balances described in this Plan to which such Participant was entitled shall be paid in the event of the Participant's death, subject to the rights, described below, of the Participant's spouse. Each such designation shall be evidenced by a written instrument in a form acceptable to the Committee, signed by the Participant and filed with the Committee. A

                                      1-1

Participant may designate different Beneficiaries at any time by filing a new beneficiary designation with the Committee. The last effective designation filed with the Committee shall supersede all prior designations. No beneficiary designation filed after the death of a Participant shall be valid. The following paragraphs shall also be applicable:

     (a) If a Participant fails to designate a Beneficiary, or if no designated Beneficiary survives a Participant, or if a beneficiary designation is invalid, the following persons in the order named shall be deemed to be such Beneficiary:

          (1)  Surviving spouse of the Participant, if any.

          (2) If there is no surviving spouse, then the children surviving the Participant (in equal shares) and the descendants then living of any deceased children, by right of representation.

          (3) If the Participant shall leave neither spouse nor descendants surviving, then the executors or administrators of the Participant's estate.

     (b) A Participant may designate both primary and contingent Beneficiaries, as well as to whom benefits shall be distributed in the event of the death of a Beneficiary.

     (c) Any designation of a Beneficiary by a Participant other than the Participant's spouse, if any, shall not be effective unless the Participant's spouse consents in writing to such election, such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designation by the Participant without any requirement of further consent by spouse), and the spouse's consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. Spousal consent is not required if it is established that there is no spouse, that the spouse cannot be located, that the prior consent of the spouse expressly permits the Participant to change a beneficiary designation without any requirement of further consent by the spouse, or that consent is not required under such other circumstances as may be prescribed by applicable regulations. Any consent by a spouse, or establishment that such consent is not required, shall be effective only with respect to such spouse.
          Spousal consent may be revoked any time prior to the Participant's death, shall be in the same form as is required for spousal consent, and shall be effective for all purposes of the Plan.

     (d) Whenever rights of a Participant are stated or limited by the Plan, his Beneficiaries shall be limited thereby.

          1.06  "Break in Service" shall mean a Plan Year in which the Employee
                 ----------------
does not complete an aggregate of more than 500 Hours of Service with any of the Company and any Affiliated Companies. No termination of employment shall be deemed to occur, and hence no Break in Service shall be deemed commenced, by reason of the commencement of any maternity or paternity absence, as such absences are defined in paragraph 202(b)(5) of ERISA, i.e., any period of absence due to pregnancy, birth or placement of a child with an individual, or any absence immediately following such birth or placement. Solely for the purpose of determining whether or not a Break in Service subsequently occurs under this Plan, up to 501 nonperformance Hours of Service shall be credited during the continuation of such absence, either in the Plan Year of its commencement if a One Year Break in Service otherwise would occur in that year, or, if not, then in the following Plan Year. Such Hours of Service shall be credited at the same rate as normally would occur but for such absence, or, in the case of uncertainty, at the rate of eight hours of service per day of absence. If the Participant does not

                                      1-2
return to the performance of duties for the Company or for an Affiliated Company by the first business day of the first Plan Year after such nonperformance hours are credited, then a termination of employment may be deemed to have occurred either on that date or on such later date as any authorized leave of absence given in connection with or during the maternity or paternity absence shall have ended without return of the Participant to such active duties. Nothing in this Section shall be understood to establish or alter any Company policy with respect to maternity or paternity leaves for any purpose other than the determination of Breaks in Service under this Plan.

          1.07  "Code" means the Internal Revenue Code of 1986, as amended from
                 ----
time to time.

          1.08  "Committee" means the Administrative Committee described in
                 ---------
Section 7.01.

          1.09  "Company" means APW Ltd. and any successor which shall continue
                 -------
the Plan. The term "Company" shall also include any other Affiliated Company authorized by APW Ltd. to participate in this Plan; provided, however, that for purposes of the power to amend the Plan or to terminate the Plan in whole or in part or to make decisions with respect to the selection or direction of the Trustee or to appoint the Plan Administrator, the term Company shall refer only
to APW Ltd.   Any participating Company shall have the right to terminate participation in the Plan with respect to its Employees only.

          1.10  "Company Stock Fund" means the investment fund established under
                 ------------------
the Plan that is invested primarily in Company stock.

          1.11  "Disability" means a Termination of Employment of a Participant
                 ----------
by reason of permanent disability occurring before the Participant is eligible for Normal Retirement. For all purposes of this Plan, "permanent disability" means a physical condition resulting from bodily injury, disease or disorder (whether or not occupational) which renders the Participant incapable of engaging in or performing the principal duties of the Participant's customary employment. Whenever there is a dispute as to whether a Participant has terminated employment by reason of permanent disability, the Committee shall select a physician to examine the Participant for the purpose of making this determination. The physician's determination shall be conclusive and binding upon the Committee and the Participant. Determinations as to whether retirement is by reason of permanent disability shall be made under rules and policies uniformly applied to all Participants similarly situated.

          1.12  "Eligible Compensation" means the total of all amounts paid to
                 ---------------------
an Eligible Employee while a Participant by the Company in a Plan Year which is reportable currently for federal income tax purposes on Form W-2 subject to the following paragraphs:

     (a) Eligible Compensation shall include amounts which are not includable in gross income under Section 125 (cafeteria plan contributions), Code
          Section 402(e)(3) (salary deferrals), Code Section 402(h) (SEP contributions), and Code Section 403(b) (tax sheltered annuities).

     (b) Eligible Compensation shall not include the following items (even if includable in gross income): reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, stock options and welfare benefits.

     (c) Eligible Compensation shall not exceed $160,000 (subject to cost-of-living adjustments as provided in Code Section 401(a)(17) and regulations thereunder). If required by applicable regulations, the Eligible Compensation of a spouse and

                                      1-3
          descendants (under age 19) of a Participant who is Five Percent Owner or who is among the ten most highly compensated Highly Compensated Employees shall be aggregated with the Eligible Compensation of such Participant for purposes of determining the Eligible Compensation dollar limit described in this paragraph. Notwithstanding any other provision of this Plan, the dollar limit set forth in this paragraph shall apply for purposes of determining whether the Plan complies with applicable nondiscrimination rules, including the determination of the Actual Contribution Percentage and Actual Deferral Percentage.

For purposes of applying the nondiscrimination requirements in Article X, "Eligible Compensation" shall include the items in (b) above which are reportable for federal income tax purposes on Form W-2.

          1.13  "Eligible Employee" is an employee of the Company, but not
                 -----------------
including (a) temporary employees, (b) employees included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, unless the collective bargaining agreement provides for coverage under the Plan,(c) employees who are nonresident aliens and who receive no earned income from the Company constituting United States source income, and (d) employees of an operating unit which is excluded from Plan participation by the Company. The term Eligible Employee does not include "leased employees" as that term is defined in Section 414(n) of the Code, even though it is recognized that such leased employees, if any, must be treated as employees of the Company for purposes of certain non-discrimination, coverage and other rules under the Code.

          1.14  "ERISA" means the Employee Retirement Income Security Act of
                 -----
1974, as amended.

          1.15  "Fund" shall mean all assets and their earnings which are held
                 ----
in the trust which constitutes the funding vehicle hereunder.

          1.16  "Hours of Service" means hours credited to an Employee under the
                 ----------------
Plan.  An Employee shall receive credit for one Hour of Service for each hour:

          (a) for which he is directly or indirectly compensated by, or entitled to compensation from, the Company or an Affiliated Company, for the performance of duties;

          (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to by the Company or an Affiliated Company; and

          (c) for which he is paid or entitled to payment by the Company or an Affiliated Company, but during which no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; provided, however, that no credit shall be given for periods for which payment is made solely to comply with workmen's compensation or unemployment compensation or disability insurance laws, or for payments which solely reimburse an Employee for medical or medically-related expenses incurred by the Employee.

          The number of hours for which an Employee is paid or entitled to payment for reasons described in subparagraph (c) (or the number of hours to which an award or agreement to pay back pay for a period described under such subparagraph applies) shall be determined in accordance with Department of Labor Regulation (S)2530.200b-2; provided, however, that in no

                                      1-4
event shall more than 501 Hours of Service be credited for any single continuous period during which the Employee performs no duties but for which he is entitled to credit under subparagraph (c). Hours of Service described in subparagraph (a) shall be credited to the computation period in which the duties are performed. The computation period to which Hours of Service described in subparagraph (b) or (c) are credited shall be determined in accordance with Department of Labor Regulations (S)2530.200b-2.

          In addition to, but not in duplication of the foregoing provisions, the term "Hour of Service" shall include any period of time during which the Employee is on a leave of absence authorized by the Company or an Affiliated Company in accordance with uniform rules applied on a non-discriminatory basis as required under the state or federal Family and Medical Leave Act or any period of military service in the armed forces of the United States required to be credited by law, provided that the Employee returns to employment upon the expiration of any such leave or within the period during which his reemployment rights are protected by law. Such periods of time shall be credited at a rate equal to the annual number of Hours of Service that such individual was accruing during the calendar year immediately prior to such absence, annualized if the Employee was employed for less than the whole of such year (but not less than at an annual rate of 1,000 Hours of Service in any event), without regard to the 501 hour limitation specified above.

          1.17  "Participant" means each Eligible Employee who qualifies to
                 -----------
participate in the Plan.

          1.18  "Plan" means the APW Ltd. 401(k) Plan.  The Plan is a profit
                 ----
sharing plan, but the Company need not have profits to make any contribution under the Plan.

          1.19  "Plan Administrator" means the Committee or other person,
                 ------------------
persons, or entity as may be designated by the Company.

          1.20  "Plan Year" means the twelve-month period on which the records
                 ---------
of the Plan are maintained, which is currently the period beginning September 1 and ending August 31.

          1.21 "Retirement Date" means the date when a Participant attains age
                ---------------
59 1/2. The term "Normal Retirement" shall refer to a termination of employment following a Participant's Retirement Date.

          1.22 "Trust" means the trust created by the agreement between the
                -----
Company and the Trustee.

          1.23 "Trustee" means the person, persons or entity from time to time
                -------
acting as Trustee or Trustees under the Trust.

          1.24 "Valuation Date" means the Anniversary Date and such other date
                --------------
or dates as the Plan Administrator may deem necessary or desirable.

          1.25 "Vesting Service" means an employee's "Vesting Service" which
                ---------------
shall be determined in accordance with the following paragraphs:

     (a) Vesting Service shall accrue at the rate of one (1) year of Vesting Service for each Plan Year in which an employee completes 1000 or more Hours of Service. Partial years of Vesting Service shall not be recognized. Plan Years ending prior to the effective date of the Plan are included in determining years of Vesting Service.

                                      1-5

     (b) The Vesting Service of an employee who has incurred a Break in Service shall not be recognized if such service is to be disregarded in accordance with Section 4.5.

     (c) As provided in Section 10.01, the Board of Directors of the Company may, in its discretion, determine that service with a predecessor employer shall be counted as Vesting Service.

     (d) Vesting Services earned under the APW 401(k) Plan shall be counted as Vesting Service under this Plan.

                                      1-6

                                  ARTICLE II

                              PLAN PARTICIPATION
                              ------------------


          2.01  Commencement of Participation.  An employee of the Company shall
                -----------------------------
become a Participant on the first date on which (1) the employee is an Eligible Employee, and (2) the employee completes one (1) Hour of Service, if such employee's customary employment is at the rate of at least 1000 Hours of Service in the following 1-year period. In the event an employee's schedule changes so the employee is then scheduled to complete at least 1000 Hours of Service in the following 1-year period, the employee shall become eligible to participate in the Plan as of the date of such change.

          2.02  Transfers to/from Eligible Employee Status.  If an employee is
                ------------------------------------------
transferred to a position in which the employee becomes an Eligible Employee, the employee shall become a Participant on the date upon which the employee satisfies the conditions of Section 2.01.

          2.03  Rehire After Termination of Employment.  If a terminated
                --------------------------------------
employee is rehired by the Company after becoming a Participant, or had met the requirements of Section 2.01 but terminated before commencement of participation in this Plan, the employee's prior service shall not be disregarded, and the employee shall commence participation immediately upon rehire. If a terminated employee is rehired who had not previously satisfied the requirements of Section
2.01 all prior service shall be disregarded and the employee must meet the requirements of Section 2.01 in order to participate in the Plan.

          2.04  No Guaranty of Employment.  Participation in the Plan does not
                -------------------------
constitute a guaranty or contract of employment with the Company. Such participation shall in no way interfere with any rights the Company would have in the absence of such participation to determine the duration of the employee's employment with the Company.

                                      2-1

                                  ARTICLE III

                         CONTRIBUTIONS AND ALLOCATIONS
                           TO PARTICIPANTS' ACCOUNTS
                           -------------------------


          3.01  APW Ltd. Core Contributions.
                ---------------------------

          (a) For each Plan Year, the Company shall make a Core Contribution such that each Participant entitled to share under Section 3.01(b) shall receive an allocation equal to at least three percent (3%) of such Participant's Eligible Compensation for the Plan Year. For purposes of the Core Contribution rules, the following special rules shall apply:

                  (i) If a cash contribution during a Plan Year is invested in the Company Stock Fund prior to the last day of the Plan Year, the contribution shall be valued for allocation purposes as of the last day of the Plan Year.

            (ii) If amounts are allocated as forfeitures, the forfeiture shall be valued for allocation purposes as of the last day of the Plan Year.

            (iii) If employer securities are contributed for a Plan Year, the securities shall be valued for allocation purposes as of the last day of the Plan Year.

            (iv) Any Company contributions during a Plan Year which exceed the minimum allocation required under Section 3.01 and Section
                  3.03 shall be allocated for the Plan Year as an additional Core Contribution or an additional matching contribution, as determined by the Company.

            (v) In the event of Plan termination or the Company's insolvency, any Company contributions made during the Plan Year shall be allocated to Participants as a Core Contribution or a matching contribution, as determined by the Company.

        (b) An Eligible Employee who was a Participant at any time during the Plan Year shall be entitled to an allocation from the APW Ltd. Core Contributions made to the Trust Fund during the Plan Year by the Company if the employee meets the requirements of either of the following paragraphs:

            (i) The Eligible Employee completed 1000 Hours of Service during the Plan Year and was employed by the Company on the last day of the Plan Year; or

            (ii) The Eligible Employee completed a pro rata portion of 1000 Hours of Service during the Plan Year in which the employee had a termination of employment prior to the last day of such Plan Year by reason of Normal Retirement or death.

        (c) All APW Ltd. Core Contributions shall automatically be invested in the Company Stock Fund, subject to the limited right of diversification described under Section 5.02.

        3.02  Employee Pre-Tax Contributions.
              ------------------------------

                                      3-1

        Each Participant (other than Everest employees) may elect to execute a deferral agreement agreeing to defer a specified percentage of his Eligible Compensation, as designated on his deferral election form. Deferral elections may be as to any whole percentage of Eligible Compensation from two percent (2%) to nineteen percent (19%) for non-highly compensated employees and from two percent (2%) to eight percent (8%) for highly compensated employees. Notwithstanding the upper limits on such elections, all elective deferrals made by the Company shall be required to be tax deductible by the Company in the year in which made. Accordingly, the Committee shall take into account any contributions made to all profit sharing plans (and other qualified plans) sponsored by the Company for the same group of employees and periodically advise Participants as to the effective upper limits on contribution elections. The deferral limits described above may be adjusted by the Committee, so long as all similarly situated employees are provided with a nondiscriminatory opportunity to make proportionately the same elective deferrals. Deferral elections shall be on such forms and according to such procedures as the Committee may from time to time determine. Notwithstanding any other provision of the Plan, a Participant's elective deferrals for any calendar year, when combined with amounts deferred under other plans of arrangements described in Section 401(k), 408(k) or 403(b) of the Internal Revenue Code shall not exceed the $9,500 limit (subject to annual adjustment as provided in the Code and regulations thereunder). The Company may modify any deferral agreement without consent of the Participant, if the Committee determines such modification is necessary to comply with anti-discrimination requirements.

         3.03  401(k) Matching Contributions.
               -----------------------------

         (a) The Company intends to make a contribution for each Plan Year equal to a certain percentage of Eligible Compensation contributed as elective deferrals by each Participant who is entitled to matching contributions pursuant to Section 3.03(b) below. Such contributions are called matching contributions for purposes of this Section. The Board of Directors shall determine in advance whether to make such matching contributions and shall determine the percentage of Eligible Compensation, contributed as elective deferrals, that is to be matched. The 401(k) Matching Contributions shall be 100% of the first $300 of elective deferrals for each Participant, plus 25% of the elective deferrals for each Participant between $300 and 6% of the Participant's Eligible Compensation. Additional matching contributions may be made as Company contributions as the Board of Directors shall determine. For purposes of the matching contribution rules, the following special rules shall apply:

               (i) If a cash contribution during a Plan Year is invested in the Company Stock Fund prior to the last day of the Plan Year, the contribution shall be valued for allocation purposes as of the last day of the Plan Year.

         (ii) If amounts are allocated as forfeitures, the forfeiture shall be valued for allocation purposes as of the last day of the Plan Year.

         (iii) If employer securities are contributed for a Plan Year, the securities shall be valued for allocation purposes as of the last day of the Plan Year.

               (iv) Any Company contributions during a Plan Year which exceed the minimum allocation required under Section 3.01 and
                    Section 3.03 shall be allocated for the Plan Year as an additional Core Contribution or an additional matching contribution, as determined by the Company.

               (v) In the event of Plan termination or the Company's insolvency, any Company contributions made during the Plan Year shall be allocated to Participants as a Core Contribution or a matching

                                      3-2
                    contribution, as determined by the Company.

          (b) The 401(k) Matching Contributions to the Trust Fund shall be allocated on the basis of Employee Pre-Tax Contributions to Participants who are actively employed on the last day of the Plan Year or who terminated employment prior to the last day of the Plan Year by reason of Normal Retirement, Disability or death.

          (c) In the event the amount of 401(k) Matching Contributions and forfeitures exceeds the amount to be allocated to Participants, such excess will be allocated in the following Plan Year.

          (d) All 401(k) Matching Contributions shall automatically be invested in the Company Stock Fund, subject to the limited right of diversification under
Section 5.02.

          3.04 Prior Company Contributions.
               ---------------------------

          A Participant's Prior Company Contributions Account shall consist of the employer contribution account from any other plan which is merged into the Plan.

          3.05 Employee After-Tax Contributions.
               --------------------------------

          A Participant may, from time to time, voluntarily elect to make contributions to the Trust Fund. Voluntary employee contributions are subject to the following paragraphs:

          (a) Unless otherwise determined by the Committee, such election may be as to any whole percentage of Eligible Compensation from one percent (1%) to five percent (5%). Further, the combined pre-tax contribution percentage and after-tax contribution percentage may not exceed nineteen percent (19%).

          (b) An election to make contributions or to revoke such election shall be in writing, signed by the employee, and on such form as the Committee may prescribe. The Company may establish a payroll deduction system or other procedures to assist employees in making voluntary contributions, and the Committee may, from time to time, adopt policies or rules governing the manner in which such contributions may be made so that the Plan may be conveniently administered. An election to make contributions under a payroll deduction system shall be effective until revoked. Promptly after their receipt, the Company shall transfer employee contributions made by its employees to the Trustee.

          (c) Voluntary employee contributions shall be credited to an "Employee After Tax Contribution Account" in the name of the employee making such contributions as of the date of their receipt by the Trustee. The amount thereof and the net earnings attributable thereto shall be separately reflected in such account.

          (d) At any time, but not more frequently than twice annually, an employee may request a withdrawal from his Employee After Tax Contribution Account of an amount equal to all or any specified portion of such account. A withdrawal shall be charged against the Employee After Tax Contribution Account of the employee making the same on the date of such withdrawal. A request to withdraw must be made in accordance with procedures established by the Committee.

          (e) The balance of an employee's Employee After Tax Contribution Account shall be nonforfeitable for all purposes of the Plan. Upon termination of employment, the balance of an employee's Employee After Tax Contribution Account which is not then withdrawn pursuant to the preceding paragraph shall be distributed pursuant to the provisions of the Plan.

                                      3-3

          (f) Notwithstanding the foregoing paragraphs, if the Plan, on May 5, 1986, permitted withdrawals of employee contributions prior to a Termination of Employment, the general requirement that withdrawals include proportionate amounts of employee contributions and income attributable thereto, as provided in Section 72(e)(2)(8) of the Internal Revenue Code, shall not apply to amounts distributed before termination of employment that do not exceed the total amount of employee contributions held by the Plan for the employee on December 31, 1986.

          3.06  Rollover Contributions.
                ----------------------

          Notwithstanding any provision to the contrary herein, the Plan may accept any amounts by any Participant which are intended to be rollover contributions by the Participant under the Code. Such rollover contribution shall be held in a segregated rollover account for such Participant and shall not be subject to forfeiture. Such rollover account may be invested by the Trustee as part of the general assets of the Trust, and shall share proportionately in Trust earnings, gains or losses, as otherwise provided herein. At retirement or other termination of the contributing Participant, the rollover account shall be distributed in addition to any amount otherwise payable based upon such Participant's vested Account balance. On death of such Participant his entire rollover account shall be payable to his beneficiary in the same manner as any other benefits payable on his death.

          3.07  Limitations on Annual Additions.
                -------------------------------

          (a) The Annual Addition to a Participant's Account under this Plan shall not exceed the lesser of $30,000 (or, if greater, one-fourth of the defined benefit dollar limitations set forth in Code Section 415(b)(1) as in effect for the applicable Plan Year) or 25% of the Participant's "Compensation" (as defined in Section 1.04 hereof) for the applicable Plan Year.

          (b) The dollar amount under the foregoing limits shall automatically adjust when permissible in accordance with regulations promulgated by the Secretary of the Treasury.

          (c) If any Participant hereunder is also a participant under any defined benefit plan maintained by the Company or an Affiliated Company for any year, then the sum of the defined benefit plan fraction and the defined contribution plan fraction for any such year shall not exceed 1.0. As used in the preceding sentence, "defined benefit plan fraction" shall mean a fraction
(i) the numerator of which is the projected annual benefit of the participant (the annual benefit to which such participant would be entitled under the terms of the defined benefit plan on the assumptions that he continues employment until his normal retirement age as determined under the terms of such defined benefit plan, that his compensation continues at the same rate as in effect in the Plan Year under consideration until the date of his normal retirement age and that all other relevant factors used to determine benefits under such defined benefit plan remain constant as of the current Plan Year for all future Plan Years) under all defined benefit plans maintained by the Company, determined as of the close of the Plan Year, and (ii) the denominator of which is the lesser of (I) the product of 1.0, multiplied by the dollar limitation in effect under Internal Revenue Code subsection 415(b)(1)(A) for the calendar year in which the Plan Year ends, or (II) the product of 1.4, multiplied by 100 percent of the Participant's average compensation for his high three years; "defined contribution plan fraction" for any Plan Year, shall mean a fraction
(i) the numerator of which is the sum of the Annual Additions to the Participant's account under all defined contribution plans maintained by the Company in such Plan Year, and (ii) the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year and for each prior year of service with the employer: (I) the product of 1.0, multiplied by the dollar limitation in effect under Internal Revenue Code subsection 415(c)(1)(A), or (II) the product of 1.4, multiplied by 25 percent of the Participant's compensation for such year.

                                      3-4

          (d) Should any allocation under the Plan result in an amount in excess of the Annual Addition limitations set forth herein, the Plan Administrator shall correct such excess in this Plan and to the extent necessary to eliminate such excess, refund or refuse to accept all or part of any salary deferral contributions (and earnings) made to the Plan by a Participant who would otherwise exceed the limitations, and/or reallocate any excess Company contributions made pursuant to Sections 3.01, 3.02, 3.04 or 3.05 excluding any Participant whose allocation would otherwise exceed the limitations set forth herein. Any excess Company contribution which cannot be allocated to Participant Accounts as provided above, shall be held in a suspense account and allocated in accordance with Section 3.01, before any additional Company contributions, in the next succeeding Plan Year and each succeeding Plan Year until fully allocated.


                                      3-5

                                  ARTICLE IV

                                    VESTING
                                    -------


          4.01  Full Vesting Dates.
                ------------------

          A Participant shall at all times have a fully vested and nonforfeitable interest in his Employee Pre-Tax Contributions Account, his Employee After-Tax Contributions Account and his Rollover Account. A Participant's interest in his APW Ltd. Core Contribution Account, his 401(k) Matching Contributions Account and his Prior Company Contribution Account shall become fully vested in him and nonforfeitable at the earliest of the following dates:

          (a) The date the Participant shall have completed at least such Years of Vesting Service as are required for 100% vesting under Section
               4.02 below.

          (b) The date of the Participant's death while in the employ of the Company or of an Affiliated Company.

          (c) The date of the Participant's Disability while in the employ of the Company or of an Affiliated Company.

          (d) The Participant's attainment of his Retirement Date while in the employ of the Company or an Affiliated Company.

          (e) The date of termination of the Plan (or partial termination as to Participants affected thereby) or the date of complete discontinuance of contributions by the Company at a time when the Participant is employed by the Company or by an Affiliated Company.

          (f) The date the Participant ceases to be employed by the Company or any Affiliated Company as a result of the sale of an operating unit (e.g., a subsidiary or division).


         4.02  Vesting Schedule.
               ----------------

         Prior to the date that the Participant's interest in his APW Ltd. Core Contribution Account and his 401(k) Matching Contributions Account becomes fully vested in accordance with Section 4.01 of this Article, his current vested interest in such Accounts shall be determined in accordance with the following:

                                             Portion of Participant's
Years of Vesting                                 Account Vested in
     Service                                       Participant
----------------                             ------------------------

Less than 3                                                 0%
At least 3 but less than 5                                 50%
5 years or more                                           100%

Notwithstanding the foregoing, a Participant with at least three (3) years of Vesting Service as of January 1, 1998 shall be fully vested in his 401(k) Matching Contributions Account.

                                      4-1

          A Participant with an Hour of Service in the Plan shall have a fully vested and nonforfeitable interest in his Prior Company Contributions Account. A Participant who does not have an Hour of Service in the Plan shall have his vested interest in his Prior Company Contributions Account determined in accordance with the vesting schedule of the plan that was merged into the Plan.

          4.03  Election of Former Vesting Schedule.
                -----------------------------------

          In the event the vesting schedule of this Plan is hereafter directly or indirectly amended or the vesting schedule of any preceding Plan has been amended by adoption of this amendment and restatement, no Participant or former Participant shall be deprived thereby of any previously vested interest, and any Participant who has completed at least three (3) years of Vesting Schedule Service, may elect to have his vested interest in his Company Contribution Account determined without regard to such amendment by notifying the Plan Administrator in writing during the election period as hereafter defined. The election period shall begin on the date such amendment is adopted and shall end no earlier than the latest of the following dates:

          (a) the date which is 60 days after the date the amendment is adopted;

          (b) the date which is 60 days after the day the plan amendment becomes effective; or

          (c) the date which is 60 days after the day the Participant is issued written notice of the amendment by the Company or Plan Administrator. Such election shall be available only to an individual who is a Participant at the time such election is made and such election shall be irrevocable.

          4.04  Forfeitures.
                -----------

          As to any Participant who terminates employment with the Company and all Affiliated Companies prior to becoming fully vested in his APW Ltd. Core Contributions Account and 401(k) Matching Contributions Account, the unvested portion of such Accounts shall be declared a forfeiture as of the end of the Plan Year in which such termination of employment occurs.

          (a) If the Participant is rehired after incurring five (5) or more consecutive Breaks in Service, the Participant has no rights to restoration of the Participant's prior nonvested balance.

          (b) If the Participant is rehired before incurring five (5) or more consecutive Breaks in Service, then the amount of his prior nonvested balance that was previously forfeited shall be restored to the Participant's Accounts out of, in the following order of priority: forfeitures, earnings, or Company contributions to the Plan.

          (c) The APW Ltd. Core Contributions which are forfeited under this section shall first be used to restore any previously forfeited Accounts as described in (b) above and any excess shall be used to reduce the APW Ltd. Core Contribution pursuant to Section
               3.01. The 401(k) Matching Contributions which are forfeited under this Section shall first be used to restore any previously forfeited Accounts as described in (b) above and any excess shall be used to reduce the 401(k) Matching Contribution under Section 3.03.

         4.05  Vesting Credit Following Termination.
               ------------------------------------

                                      4-2

          If a Participant incurs a Break in Service after termination of employment before he has acquired any vested interest in any portion of his APW Ltd. Core Contribution Account, and if his aggregate number of consecutive one year Breaks in Service (including those within such Break in Service) then or thereafter equals or exceeds his number of years of Vesting Service prior to such Break in Service, then all prior Vesting Service shall be forfeited as it otherwise would be used to measure his vested interest in his new Account established subsequent to such Break in Service.

          If a Participant incurs a Break in Service after termination of employment after he has acquired a vested interest in any portion of his APW Ltd. Core Contribution Account, then (regardless of his subsequent number of consecutive One Year Breaks in Service) all prior Vesting Service shall be aggregated with his subsequent Vesting Service to measure his vested interest in his new Account established subsequent to such Break in Service.

                                      4-3

                                   ARTICLE V

                           INVESTMENT ELECTIONS AND
                           ------------------------
                             VALUATION OF ACCOUNTS
                             ---------------------

          5.01  Investment Elections.  Participants may direct the investment of
                --------------------
any amounts in their Employee Pre-Tax Contributions Account, Prior Company Contributions Account, After Tax Contributions Account and Rollover Contributions Account. Except as provided in Section 5.02, below, a Participant=s APW Ltd. Core Contributions Account and 401(k) Matching Contributions Account shall be invested in the Company Stock Fund. For those Accounts which are eligible for investment direction, separate investment funds shall be made available for investment by Participants as may be determined according to the terms of the Plan and Trust Agreement. Unless otherwise determined by the Committee, the following paragraphs shall apply to investment instructions:

     (a) An investment election shall be in accordance with such procedures as the Committee shall prescribe. Each Participant shall, upon enrollment in the Plan, make an investment election directing the investment of the Participant's account in the Plan in the investment funds then currently available. Such investment election shall be as to any integral multiple of ten percent (10%) of the Participant's accounts, including all contributions and credits to such accounts. Each Participant may, thereafter, change such investment election in accordance with Committee rules and procedures. The right to make investment elections shall extend to the Beneficiary following the death of a Participant pending distribution of account balances. The Committee may, but is not required to, exercise investment election authority over any account which it deems not to be properly subject to the control of a former Participant or Beneficiary or where joint authority (such as between co-beneficiaries) to make investment elections would otherwise exist.

     (b) A Participant making investment elections and changes in accordance with this Section thereby assumes full responsibility for such exercise of control over assets in the Participant's accounts. No person who is otherwise a fiduciary shall be liable for any loss, or by reason of any breach, which may result from such person's exercise of such control.

          5.02  Investment Diversification of APW Ltd. Core and 401(k) Matching
                ---------------------------------------------------------------
Contributions.  APW Ltd. Core Contributions and 401(k) Matching Contributions
-------------
shall automatically be invested in the Company Stock Fund. However, each Participant who attains age 50 and has five years of Vesting Service shall have his or her account equally divided into a "Restricted Account" and an "Unrestricted Account" as soon as practicable following the close of the Plan Year in which such age and service conditions are satisfied. The Restricted Account will remain invested in the Company Stock Fund. The Unrestricted Account shall be subject to investment direction as described in Section 5.01, above. APW Ltd. Core Contributions and 401(k) Matching Contributions allocated to a Participant who has attained age 50 and has five years of Vesting Service shall be allocated 50% to the Restricted Account and 50% to the Unrestricted Account.

          5.03  Account Adjustments to Reflect Net Worth of the Trust Fund.
                ----------------------------------------------------------
As of each Valuation Date, the accounts maintained in each separate investment fund within the Trust Fund (including those accounts not yet fully distributed) shall be adjusted in accordance with procedures established by the Committee, so that such adjusted balances will equal the net worth of that investment fund as of that date, using fair market values as determined by the Trustee.

                                      5-1

          5.04  Net Worth.  The net worth of a separate investment fund within
                ---------
the Trust Fund for any period shall be determined based on the Trustee's judgment of the fair market value of each of the assets of the investment fund using generally accepted accounting principles of trust accounting. Any determination made by the Trustee and the Committee with respect to the value of accounts shall be conclusive and binding upon all persons having an interest under the Plan.

          5.05  Certain Segregated Accounts.  Account balances which are part of
                ---------------------------
the Trust Fund but which are segregated pursuant to the directions of the Committee shall be valued according to the terms of the investment medium funding such account, using generally accepted accounting principles of trust accounting.

          5.06  Responsibility to Maintain Account Balances.  The responsibility
                -------------------------------------------
to maintain account balances pursuant to the provisions of this Section 5 shall be discharged by the Committee. The Committee shall keep separate accounts for each Participant's accrued benefits under the Plan, showing the manner in which it has determined the entries made to each such account. Following the close of each Plan Year, the Committee shall make arrangements for the delivery to each Participant of a statement showing, as of the close of the Plan Year, each Participant's credited balance to each of his accounts and the extent to which such balances are vested.

          5.07  Participant Loans.  The Committee, in its discretion, may
                -----------------
determine to make loans available to Participants. In the event of such determination, the following rules and procedures shall apply unless otherwise determined by the Committee:

          (a) Each Participant requesting a loan must submit a written application to the Human Resources/Benefits Office supported by such evidence as the Committee may request.

          (b) The Committee's decision to grant or deny any loan shall be based upon an evaluation of Internal Revenue Code requirements, Plan restrictions and such other factors as the Committee shall choose to apply on a nondiscriminatory basis.

          (c) Two different types of loans are permitted under the Plan, a regular loan and a primary residence loan. A regular loan can be used for any purpose. The primary residence loan must be for the purchase of a home which is used as the Participant's primary residence. A Participant may not have more than one loan of each type at the same time.

          (d) The maximum loan amount for any Participant shall be equal to 50% of the total of his or her Employee Pre-Tax Contributions, 401(k) Matching Contributions, Prior Company Contributions, and Employee After-Tax Contributions and Rollover Contributions. The minimum loan amount is $1,000 and the total of all Plan loans of the Participant shall not exceed $50,000.

          (e) The interest rate charged on any Plan loan shall be the prime rate plus 1% and the Participant shall be responsible for any loan processing or maintenance fees. Fees will be deducted from the Participant's account.

          (f) The term of a regular loan may range from one to five years. The term of a primary residence loan may range from one to twenty years.

                                      5-2

          (g) All loans shall be considered an investment solely of the account of the Participant receiving the loan.

          (h) Plan loans shall be secured by the Participant's interest in the Plan, to the maximum extent permitted by law.

          (i)  Loans shall be repaid through payroll deduction.

          (j) A Participant who fails to make loan payments on a timely basis shall be in default. In the event of default, the Committee shall have the right to declare any unpaid balance due and payable. Further, to the extent permitted by law, the Committee shall have the right to apply the Participant's interest in the Plan against the unpaid amount.

                                      5-3

                                  ARTICLE VI

                                 DISTRIBUTIONS
                                 -------------

          6.01  Time of Distribution.
                --------------------

          (a)    Retirement.  Upon termination of employment on or after his
                 ----------
Retirement Date or a Disability, a Participant shall be entitled to have the full value of his Account distributed to him as soon thereafter as administratively possible but in no event later than 60 days after the close of the Plan Year in which he terminates employment.

          (b)    Other Termination.  Upon termination of employment prior to his
                 -----------------
Retirement Date, a Participant shall be entitled to have the vested interest in his Account distributed to him as soon as practicable after the Participant's termination of employment; provided, however, that the written consent of the Participant to the distribution shall be required if his Account exceeds $5,000 (or such other sum as may be permitted from time to time by applicable governmental regulations).

          (c)    Death.  If a Participant or former Participant dies with any
                 -----
Account in the Plan, his Beneficiary shall be entitled to the full value thereof.

          6.02  When Distribution of Accounts Shall Commence.
                --------------------------------------------

     (a) Unless the Participant elects otherwise as permitted by the Plan, the distribution of benefits to a Participant under the Plan shall commence as soon as administratively practicable but not later than sixty (60) days after the Plan Year in which occurs the later of the
                                                                  -----
          following events:

          (1)  The Participant's attainment of Normal Retirement Age; or

          (2)  The Participant's termination of employment.

     (b) A Participant may, in accordance with such procedures as the Committee prescribes, elect (and thereby consent) to have the distribution of the Participant's Accounts commence as soon as administratively practicable following the Valuation Date coincident with or following the first to occur of the Participant's Termination of Employment or attainment of Normal Retirement Age. If the amount of a Participant's accounts is less than $5,000 (or such larger amount as may be permitted by the Code) as of the date distribution is to commence, the Committee may (without the consent of the Participant) direct that the Participant's Accounts be distributed in a lump sum as soon as administratively practicable following the Participant's termination of employment.

     (c) A Participant who remains employed may elect, in accordance with such procedures as the Committee prescribes, to receive a distribution of all or part of the Participant's account balance at any time after the attainment of age fifty-nine and one-half (59-1/2).

     (d) Payment of a Participant's accounts distributable due to death shall be made in a lump sum as soon as administratively practicable after the Valuation Date following the Participant's date of death or, if elected by the Participant's

                                      6-1

          Beneficiary, in accordance with the applicable distribution period described in Section 6.03.

     (e) Lump sum payment of portions of a Participant's Vested Balance authorized to be paid pursuant to a Qualified Domestic Relations Order is specifically authorized hereunder, without regard to the age or employment status of the Participant.

          6.03  How Accounts Are To Be Distributed.  Accounts distributed under
                ----------------------------------
the Plan shall be paid in accordance with the following paragraphs:

     (a)  Rules If Participant is Living.  A Participant may request any
          ------------------------------
          optional form of payment described in paragraph (c), below.

     (b)  Rules If Participant Is Dead.  Upon the death of a married
          ----------------------------
          Participant, the deceased Participant's accounts shall be payable to the surviving spouse. The spouse shall have the right to select an optional form of distribution, described in paragraph (c), below. The accounts of a Participant who has no surviving spouse, who has established that a spouse cannot be located, or who has made a valid election, with spousal consent, to have the account balances upon the Participant's death distributed in full to the Participant's Beneficiary, shall be distributed to the Participant's Beneficiary. The Beneficiary shall have the right to request any method of payment described in paragraph (c), below. Such request shall be subject to all the provisions of this Plan.

     (c)  Optional Forms of Distribution.  Optional forms of distribution under
          ------------------------------
          the Plan include:

          (1)  A lump sum.

          (2) Installment payments satisfying the minimum distribution requirements of the Plan.

          (3) A direct transfer of any eligible rollover distribution to an eligible retirement plan accepting such transfer, as required by
               Section 401(a)(31) of the Code.

     (d)  Form of Distribution.  All distributions from the Plan shall be in
          --------------------
cash, except that a Participant may elect to receive a distribution from the Company Stock Fund in Company Stock.

     (e)  Protected Forms of Benefit for Merged Plans.  In accordance with
          -------------------------------------------
Section 411(d)(6) of the Code, no plan amendment shall eliminate or be treated as eliminating any optional form of benefit that was available under a plan that was merged into the Plan. In accordance with these rules, the following Participants who have had an account transferred from another plan into the Plan shall have the following additional distribution options. [Note: Some of these may be eliminated.]

          (i) Necon.  Any Participant who had an account transferred from the
              -----
          New England Controls, Inc. Retirement Plan (the "Necon Plan") may also elect to receive a distribution in the form of a joint and 50% survivor annuity.

          (ii) Versa.  Any Participant who had an account transferred from the
               -----
          Versa Technologies, Inc. 401(k) Retirement Savings Plan (the

                                      6-2

               "Versa Plan") may also elect to receive a distribution in the form of a single life annuity or a joint and 50%, 75% or 100% survivor annuity.

               (iii) Zero. Any Participant who had an account
                     ----
               transferred from the Zero Corporation Retirement Savings Plan (the "Zero Plan") may also elect to receive a distribution in any standard form permissible under Section 401(a)(9) of the Code and applicable Internal Revenue Service Regulations, including but not limited to a single lump sum distribution, a single life annuity or a contingent annuity or period certain annuity with designated Beneficiaries other than the Participant's spouse, or in the form of any permissible combination of permissible forms; provided that a married Participant may also elect to receive the portion of his or her Account attributable to contributions under the Zero Plan for plan years commencing prior to January 1, 1995 in the form of a joint and 50% survivor annuity.

A married Plan Participant who has the right to elect to receive a joint and 50% survivor annuity (i. e., a Participant with an account transferred from the Necon Plan or Versa Plan or a Participant with a pre-1995 account transferred from the Zero Plan) shall automatically receive a distribution in that form unless the Participant's spouse consents to an optional form of distribution in a writing signed by the spouse and witnessed by a plan representative or notary public. The Plan Administrator shall cause to be furnished to each married participant a written explanation, in non-technical terms of the availability of the joint and 50% survivor annuity, as specifically applicable to the participant and spouse and of the fact that such participant may elect an optional form of benefit. The written explanation shall be furnished to such participant during a reasonable period (generally 90 days) before the commencement date of any benefits, consistent with applicable governmental regulations.

          6.04  Required Distribution Rules.  All distributions from the Plan
                ---------------------------
shall be made in accordance with the required distribution rules of Section 401(a)(9) of the Internal Revenue Code and the rules provided in the applicable Treasury regulations. The provisions of Section 401(a)(9) of the Internal Revenue Code override any distribution options in the Plan inconsistent with such provisions.

          6.05  Nonalienation of Benefits.  The account balances payable under
                -------------------------
this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. The creation, assignment, or recognition of a right to any benefit payable with respect to a Participant

                                      6-3
pursuant to a Qualified Domestic Relations Order shall not be treated as an assignment or alienation under this Section.

          6.06  Procedures on Receipt of a Domestic Relations Order.  If the
                ---------------------------------------------------
Plan receives a domestic relations order which creates, assigns, or recognizes any right to a benefit payable with respect to a Participant, the following procedures shall be followed:

     (a) The Committee shall determine whether such order is a Qualified Domestic Relations Order in accordance with written uniform rules that comply with Section 206(d)(3)(G)(ii) of ERISA;

     (b) The Committee shall notify the Participant and each alternate payee under the order as to the receipt of the order, the procedures for determining whether the order is qualified and the final determination within a reasonable period of time, or such period as may be specified in applicable regulations;

     (c) During the period of determining whether the order is qualified, the Committee shall separately account for any amounts that would be payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. Such separate accounting is not required for amounts that would not otherwise be paid during the determination period.

If within the eighteen (18) month period beginning with the date on which the first payment would be required to be made under the order, the order is determined to be a Qualified Domestic Relations Order, the amounts specified in the order as payable shall be paid to the alternate payee in the method specified in such order, or if none, in the method selected by the alternate payee provided such method has the same effect on the Plan as a lump sum payment of such amount. If the payment method specified in such order does not have the effect on the Plan of a lump sum payment, then such amount shall not be distributable until all of the necessary conditions for payment of Section 7 have been satisfied. If the order is not determined to be qualified, or the determination is not resolved within such eighteen (18) month period, the Committee shall pay such benefits that have been separately accounted for (plus interest) to the Participant, or Beneficiary, if any, who would otherwise have received such benefits if the order had not been issued. The Plan shall not be treated as failing to meet the requirements of subsection (a) or (k) of Section 401 of the Internal Revenue Code which prohibit payment of benefits before Termination of Employment solely by reason of payments to an alternate payee pursuant to a Qualified Domestic Relations Order.

          6.07  Payment of Taxes.  The Committee may direct the Trustee to
                ----------------
deduct, withhold, and transmit to the proper tax authorities any tax which may be permitted or required to be deducted and withheld, and the balance of the account in such case shall be correspondingly reduced. In addition, the Committee, as a condition of directing the payment of any account balance, may requite the Participant or his Beneficiary, as the case may be, to furnish it with proof of payment, or such reasonable indemnity therefor as the Committee may specify, of all income, inheritance, estate, transfer, legacy and/or succession taxes, and all other taxes of any different type or kind that may be imposed under or by virtue of any law upon the payment, transfer, descent or distribution of said benefit and for the payment of which either the Company, the Trust Fund or the Committee, in the judgment of the Committee, may be directly or indirectly liable.

          6.08  Incompetent Payee.  If any Participant or Beneficiary entitled
                -----------------
to receive benefits hereunder is, in the judgment of the Committee based upon a physician's examination, unable to take care of his affairs because of mental condition, illness, or accident, any payment due such person may (unless prior claim therefor shall have been made by a qualified guardian or other legal representative) be paid for the benefit of such Participant to his spouse, child,

                                      6-4
parent, brother or sister, or other person who in the opinion of the Committee has incurred expense for, or is maintaining, or has custody of such Participant. The Committee shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section, and any such payment so made shall be a complete discharge of the liability of the Trust Fund, the Committee and the Company therefor.

          6.09  Effect of Rehire on Distribution of Benefits.  No distributions
                --------------------------------------------
shall be made to any Participant from his Account while the Participant maintains an employment relationship with the Company, subject to Plan provisions that specifically authorize such distributions to employed persons and to Committee rules and regulations defining what shall constitute an employment relationship. Pursuant to this provision, distributions which have commenced from the Account of an employee by reason of his termination of employment shall be suspended if such employee is later rehired by the Company.

          6.10  Notice, Place and Manner of Payment.  Any payments due hereunder
                -----------------------------------
shall be made on demand at such office as the Trustee may maintain; provided, however, that any person from time to time entitled to such payments may by notice in writing to the Trustee specify a Post Office address to which such payment shall be remitted.

          6.11  Source of Benefits.  All benefits to which persons shall become
                ------------------
entitled hereunder shall be provided only out of the Trust Fund. No benefits are provided under the Plan except those expressly described herein.

          6.12  Hardship Withdrawals.  Hardship withdrawal may be authorized by
                --------------------
the Committee in the event of the financial hardship of the Participant of a portion of the Participant's Employee Pre-Tax Contributions Account, Prior Company Contributions Account, 401(k) Matching Contributions Account and Rollover Contributions Account (but excluding earnings allocated to such accounts after December 31, 1998). Hardship withdrawal shall be subject to the following rules:

     (a) A distribution shall be deemed to be on account of financial hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need, in accordance with the following paragraphs:

     (b) The following expenses are the only categories of financial hardship which shall be deemed immediate and heavy financial needs:

          (1) Medical expenses, described in Section 213(d) of the Internal Revenue Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code);

          (2) Purchase (excluding mortgage payments) of a principal residence for the Participant;

          (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, the Participant's spouse, children, or dependents;

          (4) The need to prevent the eviction of the Participant from the Participant's residence or foreclosure on the mortgage of the Participant's principal residence; or


                                     6-5

          (5) Such other financial needs which the Commissioner of Internal Revenue deems to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability rather than of a particular application to a certain individual.

     (c) A Participant shall provide evidence of the need for a hardship distribution by written certification of the Participant together with photostatic copies of material establishing the nature and amount of such hardship. This evidence may include, but is not limited to, invoices for health care services, accepted offers to purchase a principal residence, invoices from post-secondary educational institutions, eviction notices, or demand notices for housing expenses.

     (d) The Participant shall make a written representation to the Committee that the financial need cannot be relieved:

          (1)  Through reimbursement or compensation by insurance or otherwise;

          (2) By reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

          (3) By cessation of elective contributions or employee contributions under the Plan; or

          (4) By other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          For purposes of this Section 6.12(d), the Participant's resources shall be deemed to include those assets of the Participant's spouse and minor children that are reasonably available to the Participant. Thus, for example, property owned by the Participant and the Participant's spouse, whether as community property, joint tenants, tenants by the entirety, or tenants in common, will be deemed a resource of the Participant. Property held for the Participant's child, however, under an irrevocable trust or under the Uniform Gifts to Minors Act will not be treated as a resource of the Participant.

     (e) The amount of the distribution shall be deemed necessary to meet such needs provided (i) the distribution is not in excess of the amount of the immediate and heavy financial need; (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available (if any) under all plans maintained by the Company; and (iii) the Participant has satisfied any other requirements which the Commissioner of Internal Revenue publishes in revenue rulings, notices, and other documents of general applicability rather than of a particular application to a certain individual.

     (f) During the twelve (12) month period following the Participant's receipt of the hardship distribution, the Participant may not make any elective deferrals or employee contributions to this Plan or any other tax-qualified or nonqualified deferred compensation plans of the Company, if any. The preceding sentence does not apply to any health or welfare benefit plan or to the mandatory employee contribution portion of a defined benefit plan of the Company, if any.

                                      6-6

          A Participant may resume elective deferrals and employee contributions as of the first date following the end of such twelve (12) month period.

     (g) During the taxable year following the taxable year of the hardship distribution, the Participant may not make a contribution to the Participant's Employee Pre-Tax Contributions Account in excess of the limitation described in Code Section 4.02(g) minus the amount which the Participant contributed to such Employee Pre-Tax Contributions Account in the taxable year of the hardship distribution.

                                      6-7

                                  ARTICLE VII

                              PLAN ADMINISTRATION
                              -------------------

          7.01  The Administrative Committee. The Plan shall be administered by
                ----------------------------
an Administrative Committee (the "Committee") pursuant to the following paragraphs:

     (a) The Committee shall consist of the Director of Human Resources, the Corporate Benefits Manager and such other members as are recommended by the Director of Human Resources and Corporate Benefits Manager and are approved by the President. Any member of the Committee may resign at any time by delivering notice of such resignation to the Company. The Board of Directors shall have the right at any time, with or without cause or notice, to remove any member of the Committee.

     (b) Members of the Committee shall not be entitled to compensation for performing their duties as Committee members, but shall be entitled to reimbursement for any expenses reasonably incurred in connection with the administration of the Plan which are not otherwise paid by the Company.

     (c) The Committee shall be the Plan administrator and shall have full and complete discretionary powers to control and manage the operation and administration of the Plan, including the following:

          (1) The Committee shall from time to time certify in writing to the Trustee the names of retired, terminated or deceased Participants, the payment method selected with respect to any account balances payable to such persons and the date such payments shall commence and terminate, all in accordance with the Plan. Any such notice from the Committee shall be deemed adequate by the Trustee if signed by any member of the Committee or the Committee's duly authorized agent.

          (2) The Committee shall file such reports with governmental authorities as may be required by law and which are not filed by the Trustee.

          (3) The Committee may adopt and promulgate such rules and regulations, not inconsistent with the terms and provisions hereof, for the administration of the Plan as it deems necessary. From time to time, the Committee may amend or supplement any such rules or regulations. The Committee shall decide any questions of eligibility, participation, benefit payments and any other questions of interpretation relating to the Plan.

          (4) The Committee shall review claims for benefits in accordance with the Plan's claims procedures.

          (5) The Committee shall prescribe procedures to be followed and forms to be used in electing any alternatives available under the Plan and to apply for benefits under the Plan.

          (6) The Committee shall prepare and distribute, in such manner as the Committee determines appropriate, information explaining the Plan.

          (7) The Committee shall receive from the Company and from Participants such information as shall be necessary for the proper administration of

                                      7-1
               the Plan. The Committee shall be entitled to rely on any such information so received.

          (8) The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

     (d) A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of this Plan. The acts and determinations of the Committee made in good faith within the powers conferred upon it by this Plan shall be valid and final and conclusive (subject only to change pursuant to the provisions of this Plan) for all purposes of the Plan.

     (e) Discretionary actions of the Committee shall be made in a manner which does not discriminate in favor of shareholders, officers or highly compensated employees. In the event the Committee is to exercise any discretionary authority with respect to a Participant who is a member of the Committee, such discretionary authority shall be exercised solely and exclusively by those members of the Committee other than such Participant. If the Participant is the sole member of the Committee, such discretionary authority shall be exercised solely and exclusively by the Board of Directors.

     (f) By unanimous vote, members of the Committee may allocate specific responsibilities among themselves. Also by unanimous vote, the Committee may delegate to persons other than members of the Committee some or all of its discretionary authority to control and manage the operation and administration of the Plan.

     (g) The Committee may appoint such advisors, agents and representatives as it shall deem advisable and may also employ such clerical, legal, and medical counsel as it deems necessary. Any action taken by a properly authorized agent of the Committee shall be deemed taken by the Committee.

     (h) The Company shall indemnify and hold harmless each Committee member and employee against all liabilities, losses, costs and expenses, including reasonable attorney's fees, incurred or suffered by any such member or employee in connection with such person's management or administration, at any time, of this Plan; provided, however, that such indemnity shall not extend to the willful misconduct or gross negligence of any such person.

          7.02  Agent For Legal Process. The Company shall designate, by action
                -----------------------
of its Board of Directors, an agent for service of legal process with respect to any matter concerning the Plan.

          7.03  Claims Procedures. Claims made for benefits under the Plan shall
                -----------------
be processed in accordance with the following paragraphs:

     (a)  Claims for benefits shall be made in writing to the Committee.

     (b) If a claim made for benefits by a Participant or Beneficiary ("claimant") is not approved in its entirety, the claimant shall be so notified in writing by the

                                      7-2

          Committee or its duly authorized agent within ninety (90) days. Notice wholly or partially denying a claim shall be written in a manner calculated to be understood by the claimant and contain: (i) the specific reason or reasons for the denial, (ii) specific reference to the pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the review procedure set forth in the following paragraphs (c) and (d). If such written notice of denial is not furnished within the prescribed time, the claim shall be deemed denied for purposes of proceeding to the review stage described below.

     (c) A claimant whose claim for benefits which has been wholly or partially denied, or his duly authorized representative, may request a review of such denial by the Committee. A request for review shall be made in writing to the Committee within sixty (60) days after receipt by the claimant of written notification of denial of such claim and may contain issues and comments with respect to the claim. A claimant who submits a request for review shall be entitled to access documents pertinent to his claim.

     (d) Upon receipt of a request for review of a denial of a claim, the Committee shall, within sixty (60) days, review in detail the nature and foundations of the claim, including any issues and comments submitted by the claimant or his duly authorized representative and the reasons for the prior denial of the claim. After a full and fair review, the Committee shall render its decision in writing to the claimant. The decision on review shall include the specific reasons for the decision, be written in a manner calculated to be understood by the claimant, and shall include specific references to the pertinent Plan provisions on which the decision is based.

     (e) The Committee shall have full and complete authority to determine eligibility for benefits, to construe the terms of the Plan and to decide any matters presented through the claims procedure. Any final determination by the Committee shall be binding on all parties. If challenged in court, such determination shall not be subject to de
                                                                          --
          novo review and shall not be overturned unless proven to be arbitrary
          ----
          and capricious upon the evidence considered by the Committee at the time of such determination.

          7.04  Records. The Company and each other person performing any
                -------
functions in the operation or administration of the Plan or the management or control of the assets of the Plan shall keep such records as may be necessary or appropriate in the discharge of their respective functions hereunder, including records required by the Employee Retirement Income Security Act or any other applicable law. Records shall be retained as long as necessary for the proper administration of the Plan and at least for any period required by said Act or other applicable law.

          7.05  Correction of Errors. It is recognized that in the operation and
                --------------------
administration of the Plan certain mathematical and accounting errors may be made or mistakes may arise by reason of factual errors in information supplied to the Trustee, the Company or the Committee. Each such party shall have power to cause such equitable adjustments to be made to correct such errors as they, in their discretion, consider appropriate. Such adjustments shall be final and binding on all persons.

          7.06  Evidence. Evidence required of anyone under this Plan may be by
                --------
certificate, affidavit, document, or other instrument which the person acting in reliance thereon considers to be pertinent and reliable and to be signed, made, or presented by the proper party.

                                      7-3

          7.07  Bonding. Plan officials and fiduciaries shall be bonded to the
                -------
extent required by the Employee Retirement Income Security Act. Premiums for such bonding may, in the sole discretion of the Company, be paid in whole or in part from the Trust Fund. The Company may provide by agreement with any person that the premium for required bonding shall be paid by such person.

          7.08  Waiver of Notice. Any notice required hereunder may be waived by
                ----------------
the person entitled thereto.

          7.09  Unclaimed Accounts. If a Participant or Beneficiary can not be
                ------------------
located, the Committee, by mail addressed to the last known address on record with the Company, shall notify the Participant or Beneficiary that he is entitled to a distribution under the Plan and shall reference the relevant Plan provisions. If the Participant or Beneficiary fails to respond to the notice by contacting the Plan Administrator in writing within six (6) months after the date the notice was mailed, the Account shall be forfeited and reallocated in accordance with Section 4.04.

          In the event a Participant or Beneficiary who has incurred a forfeiture in accordance with this Section 7.09 shall subsequently make a valid claim in accordance with Section 7.03, an amount equal to the amount previously forfeited shall be restored and paid to the Participant or Beneficiary if such claim is made prior to the termination of this Plan and distribution of all Accounts hereunder. This restored amount shall come first from any unallocated forfeitures under Section 4.04, then from the Company's contribution (if any) for that Plan Year, and finally, if necessary, from a special one-time Company contribution made solely for this purpose.

          7.10  USERRA Compliance. Notwithstanding any provision of the Plan to
                -----------------
the contrary, contributions, benefits, Plan loan repayment suspensions and service credit with respect to qualified military service will be provided in accordance with (S) 414(u).

                                      7-4

                                 ARTICLE VIII

                                  TRUST FUND
                                  ----------

          8.01  Composition. All sums of money and all securities and other
                -----------
property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Trust Fund." The Trust Fund shall be held in trust pursuant to the terms of a Trust Agreement entered into by the Company and the Trustee.

          8.02  Compensation, Reimbursement. The Trustee, other than a Trustee
                ---------------------------
who is also a Participant under the Plan or an employee of the Company, shall be entitled to receive reasonable compensation for services as Trustee in such amount as may be agreed upon from time to time between the Company and the Trustee. The Trustee shall be entitled to reimbursement for all expenses reasonably incurred by the Trustee in the performance of services. Such compensation and reimbursements shall be paid from the Trust Fund unless paid by the Company.

          8.03  No Diversion. The Trust Fund shall be maintained for the
                ------------
exclusive purpose of providing benefits to Participants under the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan. No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Plan Participants or their Beneficiaries. Notwithstanding the foregoing, the following paragraphs shall apply:

     (a) The establishment of the Plan by the Company is contingent upon obtaining initial approval of the Internal Revenue Service of the Plan. In the event that the Internal Revenue Service fails to approve the Plan, the Trustee shall promptly proceed to return all contributions made by the Company with respect to Plan Years after the effective date of the restated Plan hereunder to the Company. In no event shall the amounts described in the preceding sentence be returned later than one (1) year after the date of the final denial of qualification of the Plan, including the final resolution of any appeals before the Internal Revenue Service or the courts.

     (b) If a contribution is made by reason of mistake of fact, then such contribution shall be returned to the Company within one (1) year after the payment was made.

     (c) If a contribution is conditioned on its deductibility, to the extent that a deduction is disallowed, such contribution shall be returned to the Company within one (1) year after the disallowance thereof.

     (d) In the case of a termination of the Plan, any residual assets which are held in suspense pursuant to Section 10.1(d) shall be returned to the Company.

          8.04  Funding Policy and Method. The Committee shall convene at a
                -------------------------
meeting duly called for such purpose and establish a funding policy and method consistent with the objectives of the Plan and the requirements of law. The Committee shall meet periodically to review such funding policy and method. In establishing and reviewing such funding policy and method, the Committee shall endeavor to determine the Plan's short-term and long-term objectives and financial needs, taking into account the need for liquidity to pay benefits and the need for investment growth. The Committee is specifically authorized, but not required, to establish a separate funding arrangement within the Trust to facilitate the segregation of certain accounts for investment purposes. If a separate funding arrangement is directed to be

                                      8-1
established, the Trustee shall not be responsible for the selection of the funding arrangement to be used for this purpose. All actions taken pursuant to this Section shall be recorded in the minutes of the meeting of the Committee and shall be communicated to the Trustee and the Committee.

                                      8-2

                                  ARTICLE IX

                       SPECIAL RULES FOR TOP-HEAVY PLANS
                       ---------------------------------

          9.01  Definitions of Key Employee. A key employee is any employee
                ---------------------------
(including any deceased employee) of the Company who at any time during the Plan Year containing the determination date for the Plan Year in question or the four
(4) preceding Plan Years is (i) an officer having an annual compensation greater than fifty percent (50%) of the dollar amount in effect under Section 415(b)(1)(A) of the Internal Revenue Code for any such Plan Year, (ii) the top ten (10) employees by compensation having annual compensation of more than the amount in effect under Section 415(c)(1)(A) of the Internal Revenue Code for the Plan Year and owning (or considered as owning within the meaning of the attribution rules of Section 318 of the Internal Revenue Code) both more than a one-half percent (2%) interest and the largest interests in the Company, (iii) a Five Percent (5%) Owner of the Company, or (iv) a one percent (1%) owner having annual compensation from the Company for such Plan Year of more than $150,000, as such terms are defined in Section 416 of the Internal Revenue Code and applicable regulations. For purposes of this definition the following paragraphs shall also be applicable:

     (a) The terms key employee, former key employee, and non-key employee include the beneficiaries of such individuals. The term "non-key employee" means any employee who is not a key employee.

     (b) Whether an individual is an officer shall be determined upon the basis of all the facts, including, for example, the source of the officer's authority, the term for which elected or appointed, and the nature and extent of the duties to be performed.

     (c) Self-employed individuals are to be treated as employees and their earned income from self-employment is to be treated as compensation for purposes of this Section.

          9.02  Aggregation of Plans. The following Paragraphs describe the
                --------------------
required aggregation and permissive aggregation rules:

     (a)  Required Aggregation Group. The required aggregation group of the
          --------------------------
          Company includes each qualified retirement plan (including a simplified employee pension plan, "SEP") of the Company in which a key employee participates in the Plan Year containing the determination date, or any of the four (4) preceding Plan Years. In addition, each other such plan of the Company which, during this period, enables any such plan in which a key employee participates to meet the nondiscrimination in benefits or contributions requirements of Internal Revenue Code Section 401(a)(4) or the minimum participation standards of Internal Revenue Code Section 410, is part of the required aggregation group. Any such plan of the Company which has been terminated is also part of the required aggregation group if it was maintained within the last five (5) years ending on the determination date for the Plan Year in question and would, but for the fact that it terminated, be part of a required aggregation group for such Plan Year.

     (b)  Permissive Aggregation Group. A permissive aggregation group consists
          ----------------------------
          of plans of the employer that are required to be aggregated, plus one or more plans that are not part of a required aggregation group but that satisfy the requirements of Internal Revenue Code Sections 401(a)(4) and 410 when considered together with the required aggregation group.

                                      9-1

     (c)  Collectively Bargained Plans. Collectively bargained plans that
          ----------------------------
          include a key employee must be included in the required aggregation group for the employer. Collectively bargained plans that do not include a key employee may be included in a permissive aggregation group. The special top-heavy rules do not apply to collectively bargained plans, however, whether or not they include a key employee.

          9.03  Determination Date. Whether a plan is top-heavy is determined on
                ------------------
the determination date. The determination date is (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such first Plan Year. The present value of accrued benefits and distributions made as of the determination date are generally determined as of the determination date. An employee's status as a key employee is based on the Plan Year containing the determination date. If more than one plan is aggregated pursuant to Section 11.2, the present value of the accrued benefits (including distributions for key employees and all employees) is determined separately for each plan as of each plan's determination date. The plans are then aggregated by adding the results of each plan as of the determination dates for such plans that fall within the same calendar year. If the total results show that the plans are top-heavy, each plan will be top-heavy for the plan year commencing immediately following its respective determination date.

          9.04  Present Value of Accrued Benefits In A Defined Contribution
                -----------------------------------------------------------
Plan. The present value of accrued benefits in the Plan, for purposes of Section
----
11, as of the determination date for any individual, includes the balance of (i) the individual's Company Contribution Account and Cash Option Account as of the most recent valuation date occurring within a twelve (12) month period ending on the determination date, and (ii) an adjustment for employer contributions due as of the determination date. In the case of a defined contribution plan, other than a money purchase pension plan, the adjustment in (ii) is generally the amount of any employer contributions actually made after the valuation date but on or before the determination date. In the first Plan Year of the Plan, however, the adjustment in (ii) should also reflect the amount of any contributions made after the determination date that are allocated as of a date in the first Plan Year. In the case of a money purchase pension plan, the account balance in (i) should include contributions that would be allocated as of a date not later than the determination date, even though those amounts are not yet required to be contributed. The adjustment in (ii) should reflect the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Internal Revenue Code Section 412(c)(10). The present value of accrued benefits includes employee contributions whether voluntary or mandatory, determined as the balance of the individual's Employee Contribution Account as of the determination date. If an employee has not performed services for the employer maintaining the Plan at any time during the five (5) year period ending on the determination date, any secured benefit for such individual (and the account of such individual) shall not be taken into account.

          9.05  Adjustments to Present Value of Accrued Benefits.
                ------------------------------------------------

     (a)  Distributions. Distributions made within the Plan Year that includes
          -------------
          the determination date or within the four (4) preceding Plan Years are added to the present value of accrued benefits in testing for top-heaviness. In the case of the distribution of an annuity contract, the amount of such distribution is deemed to be the current actuarial value of the contract, determined on the date of distribution. A distribution does not fail to be considered in determining the present value of secured benefits merely because it was made before the effective date of Internal Revenue Code Section 416.

     (b)  Rollovers and Plan-to-Plan Transfers. In the case of unrelated
          ------------------------------------
          rollovers or plan-to-plan transfers, the plan providing the distributions always counts the

                                      9-2
          distribution and the plan accepting the rollover or transfer does not consider the rollover part of the accrued benefit if such rollover is accepted after December 31, 1983. In the case of related rollovers or transfers, the plan providing the rollover does not count the rollover as a distribution and the plan accepting the rollover counts the rollover in the present value of the accrued benefits. Rules for related rollovers do not depend on whether the rollover was accepted prior to December 31, 1983. An unrelated rollover or transfer is both initiated by the employee and made from a plan maintained by one employer to a plan maintained by another employer. A related rollover or transfer is either not initiated by the employee or is made to a plan maintained by the same employer.

          9.06  Top-Heavy Plan and Super Top-Heavy Plan Definitions and Ratios.
                --------------------------------------------------------------
The term "top-heavy group" means any aggregation group if the sum (as of the determination date) of the present value of the accrued benefits for key employees under all defined benefit plans included in such group and all defined contribution plans included in such group exceeds sixty percent (60%) of a similar sum determined for all employees, excluding former key employees. In the case of plans that are required to be aggregated, each plan in the required aggregation group will be top-heavy if the group is top-heavy. No plan in the required aggregation group will be top-heavy if the group is not top-heavy. If a permissive aggregation group is top-heavy, only those plans that are part of the required aggregation group are top-heavy. Plans that are not part of the required aggregation group are not top-heavy. A super top-heavy plan is a plan in a top-heavy group in which the present value of the accrued benefits for key employees exceeds ninety percent (90%) of the present value of the accrued benefits for all employees. The Committee shall determine for each Plan Year whether the Plan is top-heavy or super top-heavy, but precise top-heavy ratios need not be computed every year.

          9.07  Adjustments to Plan Provisions If Plan Is Top-Heavy. For any
                ---------------------------------------------------
Plan Year that the Plan is top-heavy the following adjustments to its provisions shall be applicable and shall be implemented by the Committee where necessary to preserve the qualified status of the Plan:

     (a)  Vesting. A Participant's Account shall be subject to the following
          -------
          vesting schedule:

                 Years of Vesting
                     Service                          Vesting %
                 ----------------                     ---------
                 Less than 2                              0%
                    2                                    20%
                    3                                    50%
                    4                                    60%
                 5 years or more                        100%


     (b)  Minimum Benefits. The Company contributions allocated to the Company
          ----------------
          Contribution Account of any non-key employee for each Plan Year in which the Plan is top-heavy must equal at least three percent (3%) of Eligible Compensation for that Plan Year for each non-key employee. A lower minimum is permissible however, in the case where the contributions plus made or required to be made for key employees is less than three percent (3%). The employees who must receive the defined contribution plan minimum benefit are all non-key employees covered by the Plan who have satisfied the eligibility requirements of the Plan as to age and waiting period service, and who have not incurred a Termination of Employment as of the last day of the Plan Year. The employees covered by the Plan include individuals who have
          (i) failed to complete 1000 Hours of Service in the Plan Year, (ii) declined to make mandatory contributions to the Plan, or (iii) been excluded from the Plan

                                      9-3
          because such individual's compensation is less than a stated amount but must be considered as "participants" to satisfy applicable coverage requirements. The minimum benefit to be provided hereunder may not be integrated with social security.

     (c)  Minimum Benefits If Company Maintains Both Defined Contribution and
          -------------------------------------------------- ----------------
          Defined Benefit Plan. Employees covered under only the defined benefit
          --------------------
          plan must receive the defined benefit minimum and employees covered under the defined contribution plan must receive the defined contribution plan minimum. In the case of employees covered under both defined benefit and defined contribution plans, the defined benefit minimum shall be provided but shall be offset by the benefits provided under the defined contribution Plans.

     (d)  Maximum Limitations on Annual Additions. If the Plan is super top-
          ---------------------------------------
          heavy, in computing the denominators of the defined benefit and defined contribution fractions under paragraphs (a) and (b) of Section 10.2, a factor of 1.0 is used instead of 1.25. If the Plan is top-heavy (but not super top-heavy), the same rule applies unless each non-key employee receives an additional minimum contribution or benefit. In the case of a defined contribution plan, the additional minimum benefit is one percent of the covered employee's compensation.

                                      9-4

                                   ARTICLE X

                        NONDISCRIMINATION REQUIREMENTS
                        ------------------------------

          10.01  Special Definitions.  The following special definitions are
                 -------------------
applicable to this Section:

     (a) The "actual contribution percentage" for the group of covered employees who are highly compensated employees and the group of non-highly compensated covered employees is the average of the actual contribution ratios, calculated separately for each employee in such group, of the sum of matching contributions and after tax contributions paid under the Plan on behalf of each such employee for such Plan Year, to the employee's Eligible Compensation for such Plan Year. The actual contribution percentage for each group shall be calculated to the nearest one-hundredth of one percent.

     (b) "Covered employees" are all Eligible Employees of the Company who have satisfied the participation requirements of Section 2.01, but without regard to whether elective deferrals, matching contributions or After Tax Contributions are made during the Plan Year for such employees.

     (c) The "actual deferral percentage" for the group of covered employees who are highly compensated employees and the group of non-highly compensated covered employees is the average of the actual deferral ratios, calculated separately for each employee in such group, of the amount of elective deferrals to the employee's Eligible Compensation for such Plan Year. The actual deferral percentage for each group shall be calculated to the nearest one-hundredth of one percent.

     (d) "Elective deferrals" are those contributions made by the Company to the Plan, or any other qualified cash or deferred arrangement maintained by the Company, on behalf of employees, to the extent such contributions are not includable in the employee's gross income for the taxable year under Section 402(a)(8) of the Internal Revenue Code.

     (e) "Employee contributions" are voluntary after-tax contributions made to the Plan by a Participant.

     (f) "Excess aggregate contributions" means, with respect to any Plan Year, the amount of matching contributions and employee contributions minus the amount determined by multiplying the employee's actual contribution percentage (determined after application of such leveling method) by his compensation.

     (g) "Excess contributions" means, with respect to any Plan Year, the sum of elective contributions minus the amount determined by multiplying the employee's actual deferral percentage (determined after application of such leveling method) by his compensation.

     (h) "Excess deferrals" means the amount of elective deferrals for a calendar year that a Participant allocates to this Plan that, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Internal Revenue Code, exceeds the $9,500 limit (as adjusted) set forth in Section 3.02.

                                     10-1

     (i) A "highly compensated employee" is any employee who (i) during the current Plan Year or the preceding Plan Year was a five percent (5%) Owner of the Company, or (ii) during the preceding Plan Year received compensation from the Company in excess of $80,000, as adjusted in accordance with the Code.

     (j) The term "matching contribution" means any Company contribution made to the Plan on behalf of an employee on account of an employee contribution made by such employee, and any Company contribution made to the Plan on behalf of an employee on account of an employee's elective deferral.

          10.02  Limitations on Elective Deferrals.
                 ---------------------------------

     (a) The "actual deferral percentage test" shall be satisfied each Plan Year, taking into account the elective deferrals made on behalf of all covered employees for such Plan Year. The actual deferral percentage test is satisfied if either of the tests specified in paragraphs (1) and (2) below, is satisfied:

          (1) The actual deferral percentage for the group of covered employees who are highly compensated employees is not more than the actual deferral percentage of the group of non-highly compensated covered employees, based on Eligible Compensation, multiplied by 1.25; or,

          (2) The excess of the actual deferral percentage for the group of covered employees who are highly compensated employees over that of the group of non-highly compensated covered employees, based on Eligible Compensation, is not more than two (2) percentage points, and the actual deferral percentage for the group of covered employees who are highly compensated employees is not more than the actual deferral percentage of the group of non-highly compensated covered employees, based on Eligible Compensation, multiplied by two (2).

     (b) If any other plan of the Company which includes a cash or deferred arrangement together with this Plan is considered as one plan for purposes of Sections 401(a)(4) or 410(h) of the Internal Revenue Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this Section. If any highly compensated employee is a participant under two or more cash or deferred arrangements of the Company, for purposes of determining the deferral percentage with respect to such employee, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement, unless such cash or deferred arrangements may not be aggregated pursuant to pertinent Treasury regulations.

     (c) For purposes of applying the foregoing deferral percentage tests for a Plan Year, elective deferrals will be considered for a Plan Year if (1) allocated to the Participant's Account as of any date within that Plan Year, (2) the allocation is not contingent upon the Participant's participation in the Plan or performance of services on any later date, (3) the deferral relates to compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan or is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2-1/2 months after the close of that Plan Year, and (4) the elective deferral is actually paid to the trust no later than the end of the 12-month period following the Plan Year to which the deferral relates.

          10.03  Distribution of Excess Contributions.  The amount of excess
                 ------------------------------------
contributions for a Plan Year, and any income allocable to such excess contributions, shall be distributed within the first two and one-half (2-1/2) months of the following Plan Year and in

                                     10-2
no event later than the close of the following Plan Year. The following paragraphs shall apply in distributing excess contributions from the Plan:

     (a) The amount of excess contributions for a highly compensated employee during any Plan Year is to be determined by the following leveling method, under which the actual deferral ratio of the highly compensated employee with the highest actual deferral ratio is reduced to the extent required to (1) enable the Plan to satisfy the actual deferral percentage test, or if higher, (2) cause such highly compensated employee's actual deferral ratio to equal the ratio of the highly compensated employee with the next highest actual deferral ratio. This process shall be repeated until the Plan satisfies the actual deferral percentage test.

     (b) Any distribution of the excess contributions for any Plan Year shall be made to highly compensated employees on the basis of the respective portions of the excess contributions attributable to each of such employees. When a highly compensated employee makes an excess contribution for a Plan Year and receives a distribution of his entire account balance before distributions are made pursuant to this Section, the compensation and elective contributions for such an employee shall be used in determining the actual deferral ratio of the highly compensated group. No corrective distribution shall be made for that employee; provided, however, that if the employee withdraws less than his total account balance, the amount distributed to him shall be the lesser of his excess contribution or his remaining account balance.

     (c) Income allocable to excess contributions shall be computed according to any method deemed reasonable by the Committee provided such method is used consistently for all Participants and for all corrective distributions for that Plan Year. The Plan shall not distribute any income allocable to the Participant's Account for the period between the close of the applicable Plan Year and the date the excess contributions are distributed to the Participant (the "gap period").

     (d) A corrective distribution of excess contributions (and income) shall be includable in the Participant's gross income on the date the Participant would have received the elective contribution had the Participant elected cash; if, however, the corrective distribution is made more than 2-1/2 months following the close of the Plan Year to which the excess contribution relates, it is included in the Participant's income in the taxable year of distribution.

     (e) If the Plan provides for the receipt of employee contributions, the excess contributions shall be recharacterized as an employee contribution, distributed or both at the election of the highly compensated employee on a year-to-year basis. If the excess contribution is to be recharacterized, the recharacterization must occur within the first two and one-half (2-1/2) months after the Plan Year to which the recharacterization relates. Excess contributions may not be recharacterized, however, with respect to a highly compensated employee to the extent that such recharacterized excess contributions, in combination with the employee contributions actually made by such highly compensated employee, exceed the maximum permitted amount of employee contributions. Excess contributions recharacterized pursuant to this paragraph are includable in the highly compensated employee's gross income on the earliest dates any elective contribution made on behalf of the highly compensated employee during the Plan Year would have been received by the highly compensated employee had the highly compensated employee originally elected to receive the amounts in cash.

                                     10-3

     (f) The amount of excess contributions that may be recharacterized or distributed pursuant to the preceding paragraphs for a taxable year shall be reduced by any excess deferrals previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year.

     (g) Unless otherwise prescribed by the Secretary of the Treasury, the Plan shall not be required to obtain the consent of the Participant or the Participant's spouse in order to distribute an excess contribution.

          10.04  Limitations on Matching Contributions and Employee After-Tax
                 ------------------------------------------------------------
          Contributions.
          -------------

     (a) The "actual contribution percentage test" shall be satisfied each Plan Year, taking into account the matching contributions and employee contributions made by, or on behalf of, all covered employees for such Plan Year. The actual contribution percentage test is satisfied if either of the tests specified in paragraphs (1) and (2), below, is satisfied:

          (1) The actual contribution percentage for the group of covered employees who are highly compensated employees is not more than the actual contribution percentage of the group of non-highly compensated covered employees, multiplied by 1.25; or,

          (2) The excess of the actual contribution percentage for the group of covered employees who are highly compensated employees over that of the group of non-highly compensated covered employees is not more than two (2) percentage points, and the actual contribution percentage for the group of covered employees who are highly compensated employees is not more than the actual contribution percentage of the group of non-highly compensated covered employees, multiplied by two (2).

     (b) If two or more plans of the Company to which employee contributions, matching contributions, or both are made are treated as one plan for purposes of Sections 401(a)(4) or 410(b) of the Internal Revenue Code, such plans shall be treated as one plan for purposes of this Section. If a highly compensated employee participates in two or more plans of the Company to which such contributions are made, all such contributions shall be aggregated for purposes of the actual contribution percentage test, unless such plans may not be aggregated Pursuant to pertinent Treasury regulations.

     (c) For purposes of applying the foregoing actual contribution percentage test, the following paragraphs shall apply:

          (1) An employee contribution shall be considered for a Plan Year in which such amounts are deducted from the employee's compensation. Payment by the Participant to an agent of the Plan shall be treated as a contribution to the Plan at the time of payment to the agent if the funds so paid are transmitted to the Plan within s reasonable time after payment to the agent. Excess contributions that are recharacterized pursuant to Section 12.3
               (f) shall be considered for the Plan Year that includes the time at which such excess contributions are includable in the gross income of the Participant.

          (2) A matching contribution shall be considered for a Plan Year only if allocated to the Participant's Company Contribution Account under the

                                     10-4
               terms of the Plan, provided that the contribution is actually paid to the Plan no later than the end of the 12-month period following the close of that Plan Year and the contribution is made due to a Participant's elective contributions or employee contributions for that Plan Year.

          10.05  Distribution of Excess Aggregate Contributions.  The amount of
                 ----------------------------------------------
excess aggregate contributions for a Plan Year, and any income allocable to such excess aggregate contributions, shall be distributed (or, if forfeitable, forfeited) within the first two and one-half (2-1/2) months of the following Plan Year and in no event later than the close of the following Plan Year. Such contributions (and such income) may be distributed without regard to any other provision of law. The following paragraphs shall apply in distributing excess aggregate contributions from the Plan:

     (a) The determination of the amount of excess aggregate contributions for a Plan Year shall be made after determining the excess contributions, if any, to be treated as employee contributions due to recharacterization. The amount of excess aggregate contributions for a highly compensated employee during any Plan Year is to be determined by the following leveling method, under which the actual contribution ratio of the highly compensated employee with the highest actual contribution ratio is reduced to the extent required to (1) enable the Plan to satisfy the actual contribution percentage test, or if higher,
          (2) cause such highly compensated employee's actual contribution ratio to equal the ratio of the highly compensated employee with the next highest actual contribution ratio. This process shall be repeated until the Plan satisfies the actual contribution percentage test.

     (b) Any distribution of the excess aggregate contributions for any Plan Year shall be made to highly compensated employees on the basis of the respective portions of such amounts attributable to each of such employees. Forfeitures of excess aggregate contributions may not be allocated to Participants whose contributions are reduced in accordance with this Section.

     (c) Income allocable to excess aggregate contributions shall be computed according to any method deemed reasonable by the Committee provided such method is used consistently for all Participants and for all corrective distributions for that Plan Year. The Plan shall not distribute any income allocable to the Participant's account, or accounts, containing such excess aggregate contributions for the period between the close of the applicable Plan Year and the date the excess aggregate contributions are distributed to the Participant (the "gap period").

     (d) To the extent that a corrective distribution of excess aggregate contributions consists of employee contributions, only the income on such contributions shall be includable in the Participant's income.
          If the distribution is made within 2-1/2 months after the close of the Plan Year for which the excess aggregate contributions were made, the distribution is includable in the Participant's gross income in the Participant's taxable year ending with or within that Plan Year; if, however, the distribution is made more than 2-1/2 months after the Plan Year for which the excess aggregate contributions were made, the distribution is includable in the Participant's income in the taxable year of distribution.

     (e) Notwithstanding anything herein to the contrary, the method by which excess aggregate contributions are distributed, in order to satisfy the actual contribution percentage test, must not discriminate in favor of highly compensated employees. A distribution pursuant to this Section shall not be deemed discriminatory if either (i) unmatched employee contributions are distributed

                                     10-5
          before matched employee contributions, or (ii) matching contributions are distributed prior to employee contributions.

     (f) Unless otherwise prescribed by the Secretary of the Treasury, the Plan shall not be required to obtain the consent of the Participant or the Participant's spouse in order to distribute excess aggregate contributions.

          10.06  Required Reductions for Multiple Use of Alternative Limitation.
                 --------------------------------------------------------------
The Company shall determine, in accordance with pertinent Treasury regulations, whether multiple use of the alternative limitation has occurred. The following paragraphs shall also apply:

     (a) Multiple use of the alternative limitation shall be deemed to occur if both of the conditions in paragraphs (1), (2), and (3) below are satisfied:

          (1) One or more highly compensated employees of the Company are eligible to participate in this Plan and in a plan to which employee and matching contributions are made;

          (2) The actual deferral percentage of the group of highly compensated employees described, in paragraph (1) above, exceeds 125 percent of the actual deferral percentage of non-highly compensated employees and the actual contribution percentage of such highly compensated employees exceeds 125 percent of the actual contribution percentage of the non-highly compensated employees; and

          (3) The sum of the actual deferral percentage and the actual contribution percentage of the highly compensated group of employees exceeds the "aggregate limit" described in paragraph
               (b) below. For purposes of this Section 12.6(a)(3), the actual deferral percentage and the actual contribution percentage shall be determined after distribution of excess deferrals, excess contributions and excess aggregate contributions and after recharacterization of excess contributions.

     (b)  The aggregate limit is the sum of:

          (1) 125 percent of the greater of (A) the actual deferral percentage of the non-highly compensated employees, or (B) the actual contribution percentage of the non-highly compensated employees; plus

          (2) Two plus the lesser of (A) or (B) above; in no event, however, shall this amount exceed 200 percent of the lesser of (A) or (B) above.

     (c) If a multiple use of the alternative limitation occurs, such multiple use shall be corrected by reducing, at the election of the Committee, either the actual deferral percentage or the actual contribution percentage of the highly compensated employees. The amount of the reduction shall be determined through use of the leveling method.

     (d) If any other plan of the Company which includes a cash or deferred arrangement together with this Plan is considered as one plan for purposes of Sections 401(a)(4) or 410(b) of the Internal Revenue Code, the cash or deferred arrangements shall be treated as one arrangement for purposes of this Section. Similarly, if two or more plans of the Company to which employee contributions, matching contributions or both are made are treated as one plan

                                     10-6
          for purposes of Sections 401(a)(4) or 410(b) of the Internal Revenue Code, such plans shall be treated as one plan for purposes of this Section.

                                     10-7

                                  ARTICLE XI

                  ADOPTION, AMENDMENT, TERMINATION AND MERGER
                  -------------------------------------------

          11.01  Adoption of Plan by Additional Company.  The Board of Directors
                 --------------------------------------
may extend the Plan to employees of any Company and their participation shall be effective upon appropriate action being taken by the Company necessary to adopt the Plan. In that event, or if any persons become Eligible Employees of the Company as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Board of Directors shall determine to what extent, if any, previous service with such company shall be recognized under the Plan. The following paragraphs shall also be applicable:

     (a)  Each adopting Company shall participate in the Trust Fund hereunder.

     (b) The Trustee may, but shall not be required to, commingle and hold as one Trust Fund all contributions made by all adopting Companies.

     (c) The Board of Directors shall have the sole authority to amend the Plan and Trust and the Committee shall have the sole authority to administer the Plan.

     (d) Any Affiliated Company participating in the Plan may terminate its participation in the Plan and Trust by appropriate action. In that event the funds held on account of the employees of the terminating company, and unpaid balances of former employees of such company, shall be segregated to a separate trust, pursuant to certification by the Committee to the Trustee to do so, continuing the Plan as a separate plan for the employees of that company under which the board of directors of that company shall succeed to all of the powers and duties of the Board of Directors, including appointment of the members of the committee of that separate plan. Alternatively, upon certification by the Committee to the Trustees, other appropriate disposition of the terminating company's Plan assets shall be made.

          11.02  Amendment.  Subject to the nondiversion provisions of the Plan,
                 ---------
the Board of Directors may amend the Plan at any time and from time to time. No amendment of the Plan shall have the effect of changing the rights, duties and liabilities of the Trustee without its written consent. No amendment shall divest a Participant or Beneficiary of benefits accrued prior to the amendment or eliminate any optional form of benefit. The Company agrees that promptly upon adoption of any amendment to the Plan it will furnish a copy of the amendment together with a certificate evidencing its due adoption, to the Trustee then acting and to any other participating companies. No amendment necessary to comply with any applicable law, regulation, or order of the Internal Revenue Code or the Employee Retirement Income Security Act or any other provision of law shall be considered prejudicial to the rights of any employee or his Beneficiaries.

          11.03  Termination.  The Plan may be terminated by action of the Board
                 -----------
of Directors. Any such voluntary termination of the Plan shall be made in compliance with all applicable provisions of law.

          11.04  Discontinuance of Contributions.  Whenever the Company
                 -------------------------------
determines that it is impossible to or not advisable to make further contributions as provided in the Plan, the Board of Directors may, without liquidating the Trust Fund, adopt an appropriate resolution permanently discontinuing all further contributions to the Plan. A certified copy of such resolution shall be delivered to the Committee and the Trustee. Thereafter, the Committee and

                                     11-1
the Trustee shall continue to administer all provisions of the Plan which are necessary and remain in force, other than provisions relating to contributions by the Company.

          11.05  Rights Upon Termination, Partial Termination and Discontinuance
                 ---------------------------------------------------------------
of Contributions.  Notwithstanding any other provisions of this Plan, the
----------------
Vested Balance of the Company Contribution Account of each Participant shall become one hundred percent (100%) upon termination of the Plan, either as provided in Section 10.03 or by operation of law, upon a partial termination of the Plan or upon a discontinuance of contributions to the Plan by the Company, either as provided in Section 10.04 or by operation of law.

          11.06  Deferral of Distributions.  In the event of a complete or
                 -------------------------
partial termination of the Plan, the Committee or the Trustee may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the following have occurred:

     (a) Receipt of a final determination from the Treasury Department or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Section 401(a) of the Internal Revenue Code.

     (b) Appropriate adjustments of the Trust Fund to reflect taxes, costs and expenses, if any, incident to such termination.

          11.07  Merger, Consolidation or Transfer of Plan Assets.  In the case
                 ------------------------------------------------
of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision shall be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

                                     11-2

                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

          12.01  Responsibility of Insurance Companies.  No insurance company
                 -------------------------------------
issuing contracts upon the application of the Trustee or the Board of Directors shall be deemed to be a party to the Plan nor shall it be responsible for its validity. The issuing insurance company shall not be required to look into the terms of the Plan nor be responsible to see that any action of the Committee is authorized by its terms. No issuing insurance company shall be obligated to see to the distribution or further application of any monies paid by it pursuant to any direction of the Committee.

          12.02  Limitation of Fiduciary Responsibility and Liability.  The
                 ----------------------------------------------------
duties of each fiduciary named in this Plan shall be limited to those duties specifically set forth herein. No officer, director or employee of the Company who is not designated as a fiduciary shall have any discretionary authority or control respecting the management of the Plan or any discretionary authority or control respecting the management or disposition of the assets of the Plan. Except as otherwise provided by law, no fiduciary shall be responsible for the performance of duties not assigned to him as provided herein or for the acts or omissions of any other fiduciary. Liability for acts and omissions which occurred prior to January 1, 1998, shall be controlled by the terms of the Plan as it existed prior to that date.

          12.03  Numbers and Genders.  All words used herein in the singular
                 -------------------
number shall extend to and include the plural. All words used in the plural number shall extend to and include the singular. All words used in any gender shall extend to and include all genders.

          12.04  Headings.  Headings at the beginning of the Sections hereof are
                 --------
for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

          12.05  Severability.  In case any provision of this said Plan shall be
                 ------------
held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan which shall then be construed and enforced as if such illegal or invalid provision had never been inserted herein.

                                     12-1

          IN WITNESS WHEREOF, APW Ltd. has caused these presents to be executed by its officers thereunto duly authorized, as of the ________ day of ______________________, 2000.


                              APW LTD.



                              By______________________________
                                                    President


                              Attest:


                              _________________________________


                                     12-2